UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2006
Date of Report (Date of earliest event reported)

Global Developments Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.
V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02   Appointment of Director

The attached announcement was released to the news media on November 9, 2006.

Global Developments Announces Appointment of Director and Advisory Board Chair

Thursday November 9, 1:16 pm ET

VANCOUVER, BC--(MARKET WIRE)--Nov 9, 2006 -- Global Developments, Inc. (Other OTC:GBDP.PK - News), a publicly traded venture capital and holding company, is pleased to announce that Richard Crofts has been appointed to the Board of Directors and will serve as chair of the advisory board of Global Developments.

Though Richard Crofts hails from Edinburgh, his years in the financial services field have taken him through out the world. The majority of Richard's experience has been in Risk and Insurance related business as well as Mergers and Acquisitions. His notable experience includes being on the Board of Directors for several European subsidiaries of a Japanese based group as well as acting Chairman/CEO of a leading UK based Insurance Reinsurance Credit and Financial Products firm. He has also lends his Insurance/Credit expertise in numerous Gas, Oil and Mining ventures.

In addition to running his own consulting firm, Mr. Crofts currently acts as Senior Advisor and Board Member for several groups and companies.

About Global Developments, Inc.

Global Developments, Inc. is a publicly traded venture capital and holding company. It was formed to create a unique investment vehicle representing a growing portfolio of innovative and emerging growth-oriented companies. Global acquires its portfolio companies either as wholly or partially owned subsidiaries, or as an investment where Global is the lead investor. As a result, Global maintains substantial management control, thereby giving it the ability to provide significant oversight and guidance in building value and creating liquidity events for its shareholders. Global invests in companies with solid management, operational excellence, and the potential to grow substantial revenue streams. Please visit http://www.globaldevelopmentsinc.com for more information.

Forward-Looking Statements You should not place undue reliance on forward-looking statements in this press release. This press release contains forward-looking statements that involve risks and uncertainties. Words such as "will," "anticipates," "believes," "plans," "goal," "expects," "future," "intends," and similar expressions are used to identify these forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described in this press release. For further information about Global Developments, Inc. please refer to its Web site at http://www.globaldevelopmentsinc.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: November 9, 2006	By:	/s/ John D. Briner
John D. Briner
President